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Exhibit 23.1

Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-110996 of Immunicon Corporation of our report dated February 13, 2004 (March 9, 2004 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Philadelphia, PA
April 15, 2004

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  Exhibit 23.1
Consent of Deloitte & Touche LLP